Exhibit 5.1

December 20, 2024

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

RE: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel for Loar Holdings Inc., a Delaware corporation (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on December 20, 2024, together with all exhibits, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to 68,000 shares of the Company’s common stock, par value $0.01 per share (the “Securities”), issuable as “employment inducement awards” under New York Stock Exchange Listed Company Manual Rule 303A.08.

In connection with our acting as hereinabove described, we have examined and relied solely on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter, including, without limitation, the following:

(a)

the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of April 19, 2024 (the “Company Charter”), and the Bylaws of the Company, as certified by the Secretary of the Company (the “Company Bylaws”);

(b)	the Registration Statement including all exhibits thereto; and

(c)	the Inducement Option Award Agreement in the form filed as Exhibit 99.2 to the Registration Statement (the “Transaction Document”).

As to facts material to the opinion expressed in this letter, we have relied on statements and certificates of officers and of state authorities. In rendering the opinion expressed in this letter, we have assumed, with your permission and without any investigation on our part, that:

(a)	all signatures are genuine;

(b)	all natural persons have legal capacity;

(c)

all writings and other records submitted to us as originals are authentic, and that all writings and other records submitted to us as certified, electronic, photostatic, or other copies, facsimiles or images conform to authentic originals; and

(d)	that all rights and remedies will be exercised in a commercially reasonable manner and without breach of the peace.

We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law (“DGCL”), which we assume to be the only applicable laws with respect to such opinion.

Loar Holdings Inc.

December 20, 2024

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Securities have been duly authorized, and when issued, delivered, and paid for pursuant to the terms and in the manner set forth in the Transaction Document, and assuming that the Securities remain duly reserved for issuance within the limits of the Securities then remaining authorized but unissued, will be validly issued, fully paid and nonassessable.

The above opinion is subject to the following additional limitations, qualifications and exceptions:

A.

the effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors’ rights and remedies generally;

B.	the effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

C.	limitations imposed by or resulting from the exercise by any court of its discretion; and

D.	limitation imposed by reason of generally applicable public policy principle or considerations.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company concerning the business or affairs of the Company or any other information furnished to you of a factual nature.

We express no opinions:

I. regarding the choice of law provisions of the Transaction Document or as to whether or not the laws of any jurisdiction will be applicable thereto;

II. regarding any federal securities laws, rules, or regulations (including, without limitation, any laws administered by, and any rules or regulations administered or promulgated by, the United States Securities and Exchange Commission);

III. regarding any state securities laws, rules, or regulations (including, without limitation, any so-called “Blue Sky” laws);

IV. regarding any antitrust and unfair competition laws and regulations, laws and regulations relating to tying arrangements, banking laws or regulations, regulations of the Board of Governors of the Federal Reserve System, or insurance laws or regulations;

V. as to whether (a) the execution and delivery or other authentication of, the performance or observance of any provision of, or the consummation of any transactions contemplated by, the Transaction Document violates any provision of any federal or state laws, rules, regulations, or orders relating to terrorism or money laundering, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act)

Loar Holdings Inc.

December 20, 2024

Act of 2001, the laws comprising or implementing the Bank Secrecy Act, the laws administered by Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) or any successor thereto, and Executive Order No. 13224 on Terrorist Financing (“Executive Order No. 13224”), or any related enabling legislation or similar executive orders, any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, and The Countering America’s Adversaries Through Sanctions Act, Publ. L. No. 115-44 – H.R. 3364 (all as amended from time to time), or any rules or regulations promulgated under any of the foregoing, or any orders relating to any of the foregoing, or (b) whether any person that is or is to be a party to any of the Transaction Document is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a person that is owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a person with which any other person is prohibited from dealing or otherwise engaging in any transaction, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224, (v) a person that is named as a “specially designated national” on the most current list published by OFAC, or (vi) a person who is affiliated or associated with any person described in the foregoing clauses (i) through (v), inclusive;

VI. as to whether the execution and delivery or other authentication of, the performance or observance of any provision of, or the consummation of any transactions contemplated by, the Transaction Document or any thereof constitutes a “covered transaction” subject to the jurisdiction of and review by The Committee on Foreign Investment in the United States pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security of 2007, as amended by The Foreign Investment Risk Review Modernization Act of 2018, as any of the foregoing may be amended from time to time, or any related enabling legislation, or any rules or regulations promulgated under any of the foregoing, or any orders relating to any of the foregoing; or

VII. regarding compliance with fiduciary duty requirements.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. The opinion so rendered may not be relied upon for any other purpose, or relied upon by any other person, firm, or entity for any purpose. This letter may not be paraphrased or summarized, nor may it be duplicated, quoted or reproduced in part.

Very truly yours,

/s/ Benesch, Friedlander, Coplan & Aronoff LLP
BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP